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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bookham, Inc. for the registration of 7,797,526 shares of its common stock and to the incorporation by reference therein of our report dated September 15, 2004, with respect to the consolidated financial statements and schedule of Bookham, Inc. included in Amendment No. 1 to its Transitional Report (Form 10-K/A) for the six month period ended July 3, 2004, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Reading, England
February 8, 2005

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  Exhibit 23.1